Form 4 Joint Filer Information

   Name:  Bedford Oak Advisors, LLC

   Address:  100 South Bedford Road, Mt. Kisco NY 10549

   Designated Filer:  Harvey P. Eisen

   Issuer & Ticker Symbol:  National Patent Development Corporation (OTC BB: NPDV)

   Date of Event Requiring Statement:  July 7, 2010

   Name:  Bedford Oak Capital, L.P.

   Address:  100 South Bedford Road, Mt. Kisco NY 10549

   Designated Filer:  Harvey P. Eisen

   Issuer & Ticker Symbol:  National Patent Development Corporation (OTC BB: NPDV)

   Date of Event Requiring Statement:  July 7, 2010